Exhibit 99.1

LIQUIDITY SERVICES ANNOUNCES FIRST QUARTER FISCAL YEAR 2025 FINANCIAL RESULTS

Continued Market Share Expansion Fuels Record GMV and Improved Operating Leverage to Start the Fiscal Year

Bethesda, MD - February 6, 2025 - Liquidity Services (NASDAQ:LQDT; www.liquidityservices.com), a leading global commerce company powering the circular economy, today announced its financial results for its fiscal quarter ended December 31, 2024, as compared to the corresponding prior year quarter:

•
Record Gross Merchandise Volume (GMV) of $386.1 million, up 26%, and Revenue of $122.3 million, up 72%
•
GAAP Net Income of $5.8 million, up 205%, and GAAP Diluted Earnings Per Share (EPS) of $0.18, up 200%
•
Non-GAAP Adjusted EBITDA of $13.1 million, up 81%, and Non-GAAP Adjusted EPS of $0.28, up 100%
•
Cash balances of $139.1 million1 with zero financial debt

“Our strong start to FY2025 was fueled by the continuing adoption of our services by customers and momentum across our businesses, resulting in a new quarterly GMV record and double-digit GMV growth in every one of our segments. Notably, our RSCG segment’s expanded relationships with our seller clients drove new quarterly segment records in GMV, revenue and direct profit for the second quarter in a row. GovDeals and Machinio contributed consistent seller acquisition and service expansion, while CAG continued to scale its recurring seller base in its heavy equipment category, which grew over 30% organically.

"The strength of our performance across all of our segments is powered by our relentless drive to exceed the expectations of our sellers and buyers. By continually enhancing our services and leveraging advanced technologies, we are attracting more sellers and buyers to our platform and enhancing our overall marketplace experiences. In that spirit, we are excited to announce the acquisition of Auction Software, a private-label marketplace and SaaS solutions provider. This acquisition will enable us to provide our clients with additional integrated solutions that will expand our SaaS offerings and extend our market reach. With our market leading solutions, strong financial foundation and strategic focus, we are well-positioned to capitalize on emerging opportunities in the $100 Billion circular economy and drive long-term growth,” said Bill Angrick, Liquidity Services, CEO.

First Quarter Financial Highlights

GMV for the fiscal first quarter of 2025 was $386.1 million, a 26% increase from $305.9 million in the first fiscal quarter of 2024.

•
GMV in our RSCG segment increased 65% from expansion with existing and new retail client programs.
•
GMV in our CAG segment increased 31%, led by its heavy equipment category, while the results for the first fiscal quarter of 2024 were impacted by delays in selected international sales events.
•
GMV in our GovDeals segment increased 11%, driven by new seller acquisition, service expansion and strong results in its vehicle categories.
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Consignment sales represented 80% of consolidated GMV for the first fiscal quarter of 2025.

Revenue for the fiscal first quarter of 2025 was $122.3 million, a 72% increase from $71.3 million in the first fiscal quarter of 2024.

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Revenue in our RSCG segment increased 101%, driven by increased volumes from our client purchase model programs relative to our consignment programs.
•
Revenue in our GovDeals segment increased 29%, reflecting the increase in overall GMV, paired with a higher blended revenue take-rate due to an expansion of service offerings to new, high-volume sellers.
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Revenue in our CAG segment increased 26%, consistent with its increase in GMV.
•
Revenue in our Machinio segment increased 10% from increased subscriptions and pricing for its services.

Improvements in our profitability metrics reflect our increased top-line performance and investments in sales, marketing, technology and operations infrastructure, which drove our market share expansions and created operating leverage, resulting in:

•
GAAP Net Income of $5.8 million, or $0.18 per share, for the fiscal first quarter of 2025, an increase from $1.9 million, or $0.06 per share, for the same quarter last year.
•
Non-GAAP Adjusted Net Income for the fiscal first quarter of 2025 of $8.9 million, or $0.28 per share, an increase from $4.3 million, or $0.14 per share for the same quarter last year.
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Non-GAAP Adjusted EBITDA for the fiscal first quarter of 2025 of $13.1 million, a $5.8 million increase from $7.3 million in the same quarter last year.

1 Includes $128.7 million of Cash and cash equivalents and $10.4 million of Short-term investments.

First Quarter Segment Financial Results

We present operating results for our four reportable segments: GovDeals, RSCG, CAG and Machinio. For further information on our reportable segments, including Corporate and elimination adjustments, see Note 14, Segment Information, to our quarterly report on Form 10-Q for the period ended December 31, 2024. Segment direct profit is calculated as total revenue less cost of goods sold (excluding depreciation and amortization).

Our Q1-FY25 segment results are as follows (unaudited, dollars in thousands):

	Three Months Ended December 31,
	2024	2023
GovDeals:
GMV	$212,141	$190,408
Total revenue	$20,522	$15,900
Segment direct profit	$18,816	$15,056
% of Total revenue	92%	95%

RSCG:
GMV	$109,771	$66,561
Total revenue	$87,681	$43,721
Segment direct profit	$18,495	$14,112
% of Total revenue	21%	32%

CAG:
GMV	$64,168	$48,895
Total revenue	$9,851	$7,834
Segment direct profit	$8,796	$6,943
% of Total revenue	89%	89%

Machinio:
Total revenue	$4,294	$3,886
Segment direct profit	$4,077	$3,703
% of Total revenue	95%	95%

Consolidated:
GMV	$386,080	$305,864
Total revenue	$122,331	$71,325

First Quarter Operational Metrics

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Registered Buyers — At the end of Q1-FY25, registered buyers, defined as the aggregate number of persons or entities who have registered on one of our marketplaces, totaled approximately 5.7 million, representing a 9% increase over the approximately 5.2 million registered buyers at the end of Q1-FY24.
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Auction Participants — Auction participants, defined as registered buyers who have bid in an auction during the period (a registered buyer who bids in more than one auction is counted as an auction participant in each auction in which he or she bids), was approximately 960,000 in Q1-FY25, a 13% increase from the approximately 848,000 auction participants in Q1-FY24.
•
Completed Transactions — Completed transactions, defined as the number of auctions in a given period, were approximately 253,000 in Q1-FY25, a 6% increase from the approximately 239,000 completed transactions in Q1-FY24.

Second Quarter Business Outlook

Our guidance range for the fiscal second quarter of 2025 anticipates continuing the solid start to the fiscal year, with the mid-point of guidance reflecting year-over-year growth in each of our key financial metrics and across our segments. The expanded purchase programs in our RSCG segment are expected to increase its GMV and revenue, with revenue growing at a higher rate than GMV, and with a higher overall mix of lower-touch product flows improving its overall results. While our CAG project pipeline continues to be strong, especially in the heavy equipment and energy categories, its prior year comparable period reflected the completion of several international sales events that had been previously delayed last year. Our GovDeals and Machinio segments are expected to continue their steady expansion of their client bases and service offerings to grow their revenues year-over-year.

Our anticipated sales mix is expected to be similar to the fiscal first quarter of 2025, including the continued impact from expanded lower-touch purchase programs in the RSCG segment. On a consolidated basis, consignment GMV is expected to continue to be approximately eighty percent of total GMV, consolidated revenues as a percentage of GMV is expected to be in the low thirty percent range, and the total of our segment direct profits as a percentage of consolidated revenues is expected to be in the low forty percent range. These ratios can vary based on our overall business mix, including asset categories in any given period.

Consistent with prior year trends, we anticipate sequential growth in our top-line results for the second half of our fiscal year compared to the first half. This growth and corresponding investments in sales & marketing and technology & operations have historically driven sequential improvement in our key profit metrics and ratios.

The acquisition of Auction Software is not expected to have a significant impact on our results for the second fiscal quarter of 2025.

Our Q2-FY25 guidance is as follows:

$ in millions, except per share data	Q2-FY25 Guidance
GMV	$360 to $390
GAAP Net Income	$5.5 to $8.0
Non-GAAP Adjusted EBITDA	$12.0 to $14.5
GAAP Diluted EPS	$0.17 to $0.25
Non-GAAP Adjusted Diluted EPS	$0.27 to $0.35

Our Business Outlook includes forward-looking statements which reflect the following trends and assumptions for Q2-FY25 as compared to the prior year's period, as well as other the risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended September 30, 2024, and our subsequent quarterly reports on Form 10-Q:

Potential Impacts to GMV, Revenue, Segment Direct Profits, and ratios calculated using these metrics

•
fluctuations in the mix of purchase and consignment transactions. Generally, when the mix of purchase transactions increases, revenue as a percent of GMV increases, while segment direct profit as a percentage of revenue decreases. When the mix of consignment transactions increases, revenue as a percent of GMV decreases, while segment direct profit as a percentage of revenue increases;
•
variability in the inventory product mix handled by our RSCG segment, which can cause a change in revenues and/or segment direct profit as a percentage of revenue;
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real estate transactions in our GovDeals segment can be subject to significant variability due to changes that include postponements or cancellations of scheduled or expected auction events and the value of properties to be included in the auction event;
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continued variability in project size and timing within our CAG segment;
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continued growth and expansion resulting from the continuing acceleration of broader market adoption of the digital economy, particularly in our GovDeals and RSCG seller accounts and programs, including the execution by RSCG on its business plans for AllSurplus Deals and its expanded direct-to-consumer marketplace;
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changes in economic or political conditions could impact our current or prospective buyers' and sellers' priorities and cause variability in our operating results;

Potential Impacts to Operating Expenses

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continued R&D spending to support omni-channel behavioral marketing, analytics, and buyer/seller payment optimization;
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spending in business development activities to capture market opportunities, targeting efficient payback periods;
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variability in the volumes and sourcing locations of products handled by our RSCG segment, which can cause the capacity and related operating expense requirements of our warehouse locations to fluctuate;

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changes in our financial performance could cause fluctuations in the amount of stock compensation expense recognized for performance-based awards;

Potential Impacts to GAAP Net Income and EPS and Non-GAAP Adjusted Net Income and Adjusted EPS

•
while our FY25 annual effective tax rate (ETR) is expected to range from approximately 27% to 33%, we anticipate that the ETR applied to our second fiscal quarter of 2025 will in the low-to-mid twenties due the discrete impact of the annual stock compensation vesting activity that typically occurs in that quarter. This range excludes any potential impacts from legislative changes to corporate tax rates that may be enacted in the U.S. or internationally; and excludes potential impacts that have limited visibility and can be highly variable, including effects of stock compensation due to participant exercise activity and changes in our stock price. We expect that cash paid for income taxes will increase in FY25 as our remaining US federal net operating loss carryforward position is expected to be fully utilized in the first half of the year; and
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our diluted weighted average number of shares outstanding is expected to be approximately 32.0 to 32.5 million. As of December 31, 2024, we had $17.6 million in remaining authorization to repurchase shares of our common stock.

Reconciliation of GAAP to Non-GAAP Measures

Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA. Non-GAAP EBITDA is a supplemental non-GAAP financial measure and is equal to Net Income plus interest and other income, net; provision for income taxes; and depreciation and amortization. Our definition of Non-GAAP Adjusted EBITDA differs from Non-GAAP EBITDA because we further adjust Non-GAAP EBITDA for stock compensation expense, acquisition costs such as transaction expenses and changes in earn-out estimates, business realignment expenses, litigation settlement expenses that are not expected to reoccur, and goodwill, long-lived and other non-current asset impairment. A reconciliation of Net Income to Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA is as follows:

	Three Months Ended December 31,
	2024	2023
Net income	$5,810	$1,907
Interest and other income, net[1]	(1,151)	(1,141)
Provision for income taxes	2,380	881
Depreciation and amortization	2,516	2,904
Non-GAAP EBITDA	$9,555	$4,551
Stock compensation expense	3,431	2,249
Acquisition-related costs[2]	68	451
Business realignment expenses	55	—
Non-GAAP Adjusted EBITDA	$13,109	$7,251

1 Interest and other income, net, per the Consolidated Statements of Operations, excluding the non-service components of net periodic pension cost (benefit).

2 Acquisition-related costs are included in other operating expenses (income), net on Consolidated Statement of Operations.

Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Basic and Diluted Earnings Per Share. Non-GAAP Adjusted Net Income is a supplemental non-GAAP financial measure and is equal to Net Income plus stock compensation expense, amortization of intangible assets, acquisition related costs such as transaction expenses and changes in earn-out estimates, business realignment expenses, litigation settlement expenses that are not expected to reoccur, goodwill, long-lived and other non-current asset impairments, and the estimated impact of income taxes on these non-GAAP adjustments as well as non-recurring tax adjustments. Non-GAAP Adjusted Basic and Diluted Income Per Share are determined using Non-GAAP Adjusted Net Income. For Q1-FY25 and Q1-FY24, the tax rates used to estimate the impact of income taxes on the non-GAAP adjustments was 29% and 32%, respectively, based upon the GAAP effective tax rates for each period. A reconciliation of Net Income to Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Basic and Diluted Income Per Share is as follows:

	Three Months Ended December 31,
	2024	2023
Net income	$5,810	$1,907
Stock compensation expense	3,431	2,249
Intangible asset amortization	810	846
Acquisition-related cost*	68	451
Business realignment expenses	55	—
Income tax impact on the adjustment items	(1,266)	(1,121)
Non-GAAP Adjusted net income	$8,908	$4,332
Non-GAAP Adjusted basic earnings per common share	$0.29	$0.14
Non-GAAP Adjusted diluted earnings per common share	$0.28	$0.14
Basic weighted average shares outstanding	30,642,438	30,605,475
Diluted weighted average shares outstanding	32,204,055	31,938,342

* Acquisition-related costs are included in other operating expenses (income), net on Consolidated Statement of Operations.

Conference Call Details

The Company will host a conference call to discuss these results at 10:30 a.m. Eastern Time today. Investors and other interested parties may access the teleconference by registering here to receive the dial-in number and unique conference pin. A live listen-only webcast of the conference call will be provided on the Company's investor relations website at https://investors.liquidityservices.com. An archive of the web cast will be available on the Company's website until February 6, 2026. The replay will be available starting at 1:30 p.m. Eastern Time on the day of the call.

Non-GAAP Measures

To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP measures of certain components of financial performance. These non-GAAP measures include earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted Earnings (Loss) per Share. These non-GAAP measures are provided to enhance investors’ overall understanding of our current financial performance and prospects for the future. We use EBITDA and Adjusted EBITDA: (a) as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis as they do not reflect the impact of items not directly resulting from our core operations; (b) for planning purposes, including the preparation of our internal annual operating budget; (c) to allocate resources to enhance the financial performance of our business; (d) to evaluate the effectiveness of our operational strategies; and (e) to evaluate our capacity to fund capital expenditures and expand our business. Adjusted Earnings (Loss) per Share is the result of our Adjusted Net Income (Loss) and diluted shares outstanding.

We prepare Non-GAAP Adjusted EBITDA by eliminating from Non-GAAP EBITDA the impact of items that we do not consider indicative of our core operating performance. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. As an analytical tool, Non-GAAP Adjusted EBITDA is subject to all of the limitations applicable to Non-GAAP EBITDA. Our presentation of Non-GAAP Adjusted EBITDA should not be construed as an implication that our future results will be unaffected by unusual or non-recurring items.

We believe these non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of our core operating measures. In addition, because we have historically reported certain non-GAAP measures to investors, we believe the inclusion of non-GAAP measures provides consistency in our financial reporting. These measures should be considered in addition to financial information prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. A reconciliation of all historical non-GAAP measures included in this press release, to the most directly comparable GAAP measures, may be found in the financial tables included in this press release.

We do not quantitatively reconcile our guidance ranges for our non-GAAP measures to their most comparable GAAP measures in the Business Outlook section of this press release. The guidance ranges for our GAAP and non-GAAP financial measures reflect our assessment of potential sources of variability in our financial results and are informed by our evaluation of multiple scenarios, many of which have interactive effects across several financial statement line items. Providing guidance for individual reconciling items between our non-GAAP financial measures and the comparable GAAP measures would imply a degree of precision and certainty in those reconciling items that is not a consistent reflection of our scenario-based process to prepare our guidance ranges. To the extent that a material change affecting the individual reconciling items between the Company’s forward-looking non-GAAP and comparable GAAP financial measures is anticipated, the Company has provided qualitative commentary in the Business Outlook section of this press release for your consideration. However, as the impact of such factors cannot be predicted with a reasonable degree of certainty or precision, a quantitative reconciliation is not available without unreasonable effort.

Supplemental Operating Data

To supplement our consolidated financial statements presented in accordance with GAAP, we use certain supplemental operating data as a measure of certain components of operating performance. GMV is the total sales value of all transactions for which we earned compensation upon their completion through our marketplaces or other channels during a given period of time. We review GMV because it provides a measure of the volume of goods being sold in our marketplaces and thus the activity of those marketplaces. GMV and our other supplemental operating data, including registered buyers, auction participants and completed transactions, also provide a means to evaluate the effectiveness of investments that we have made and continue to make in the areas of seller and buyer support, value-added services, product development, sales and marketing and operations. Therefore, we believe this supplemental operating data provides useful information to both management and investors. In addition, because we have historically reported certain supplemental operating data to investors, we believe the inclusion of this supplemental operating data provides consistency in our financial reporting. This data should be considered in addition to financial information prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

Forward-Looking Statements

This document contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These statements include, but are not limited to, statements regarding the Company’s business outlook; expected future results; expected future effective tax rates; and trends and assumptions about future periods. You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continues” or the negative of these terms or other comparable terminology. Our business is subject to a number of risks and uncertainties, and our past performance is no guarantee of our performance in future periods. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

There are several risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements in this document. Important factors that could cause our actual results to differ materially from those expressed as forward-looking statements are set forth in our filings with the SEC from time to time, and include, among others: our ability to source sufficient assets from sellers to attract and retain active professional buyers; our need to successfully react to the increasing importance of mobile commerce and the increasing environmental and social impact aspects of e-commerce in an increasingly competitive environment for our business, including not only risks of disintermediation of our e-commerce services by our competitors but also by our buyers and sellers; our ability to timely upgrade and develop our information technology systems, infrastructure and digital marketing and customer service capabilities at reasonable cost and scale while complying with applicable data privacy and security laws and maintaining site stability and performance to allow our operations to grow in both size and scope; our ability to attract, retain and develop the skilled employees that we need to support our business; competitive pressures from different industries affecting our ability to attract and retain buyers and sellers; retail clients investing in their warehouse operations capacity to handle higher volumes of online returns, resulting in retailers sending the Company a reduced volume of returns merchandise or sending us a product mix lower in value due to the removal of high value returns; system interruptions, and a lack of control over third parties software, that could affect our websites or our transaction systems and impair the services we provide to our sellers and buyers; our ability to maintain the privacy and security of personal and business information amidst multiplying threat landscapes and in compliance with privacy and data protection regulations globally; the operations of customers, project size and timing of auctions, operating costs, seasonality of our business and general economic conditions; the numerous factors that influence the supply of and demand for used merchandise, equipment and surplus assets, and cause volatility in our stock price; political, business, economic and other conditions in local, regional and global sectors; our ability to integrate acquired companies, and execute on anticipated business plans such as the efforts underway with local and state governments to advance legislation that allows for online auctions for foreclosed and tax foreclosed real estate; the continuing impacts of geopolitical events, including armed conflicts in Ukraine, in and adjacent to Israel, and elsewhere; and impacts from escalating interest rates and inflation on our operations; the numerous government regulations of e-commerce and other services, competition, and restrictive governmental actions, including any failure or perceived failure by us, or third parties with which we do business, to comply with applicable data privacy and security laws; the supply of, demand for or market values of surplus assets, such as shortages in supply of used vehicles; and other the risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended September 30, 2024, and our subsequent quarterly reports, all of which is available on the SEC and Company websites. There may be other factors of which we are currently unaware or which we deem immaterial that may cause our actual results to differ materially from the forward-looking statements.

All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this document and are expressly qualified in their entirety by the cautionary statements included in this document. Except as may be required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect events or circumstances occurring after the date of this document or to reflect the occurrence of unanticipated events.

About Liquidity Services

Liquidity Services (NASDAQ:LQDT) operates the world's largest B2B e-commerce marketplace platform for surplus assets with over $10 billion in completed transactions to more than five million qualified buyers and 15,000 corporate and government sellers worldwide. The company supports its clients' sustainability efforts by helping them extend the life of assets, prevent unnecessary waste and carbon emissions, and reduce the number of products headed to landfills.

Contact:

Investor Relations

investorrelations@liquidityservicesinc.com

Liquidity Services and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(Dollars in Thousands, Except Par Value)

	December 31, 2024	September 30, 2024
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$128,700	$153,226
Short-term investments	10,445	2,310
Accounts receivable, net of allowance for doubtful accounts of $1,692 and $1,680	23,070	11,467
Inventory, net	13,742	17,099
Prepaid taxes and tax refund receivable	1,672	1,519
Prepaid expenses and other current assets	11,121	13,614
Total current assets	188,750	199,235
Property and equipment, net	18,003	17,961
Operating lease assets	11,352	12,005
Intangible assets, net	13,107	13,912
Goodwill	97,401	97,792
Deferred tax assets	227	1,728
Other assets	4,366	4,255
Total assets	$333,206	$346,888
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$45,572	$58,693
Accrued expenses and other current liabilities	22,757	28,261
Current portion of operating lease liabilities	5,121	5,185
Deferred revenue	4,440	4,788
Payables to sellers	57,610	58,226
Total current liabilities	135,500	155,153
Operating lease liabilities	8,242	9,060
Other long-term liabilities	303	115
Total liabilities	144,045	164,328
Commitments and contingencies (Note 13)
Stockholders’ equity:
Common stock, $0.001 par value; 120,000 shares authorized; 36,793,603 shares issued and outstanding at December 31, 2024; 36,707,840 shares issued and outstanding at September 30, 2024	37	37
Additional paid-in capital	278,452	275,771
Treasury stock, at cost; 6,016,078 shares at December 31, 2024, and 6,015,496 shares at September 30, 2024	(93,873)	(93,854)
Accumulated other comprehensive loss	(11,298)	(9,427)
Retained earnings	15,843	10,033
Total stockholders’ equity	189,161	182,560
Total liabilities and stockholders’ equity	$333,206	$346,888

Liquidity Services and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(Dollars in Thousands, Except Per Share Data)

	Three Months Ended December 31,
	2024	2023
Purchase revenues	$82,815	$36,225
Consignment and other fee revenues	39,516	35,100
Total revenue	122,331	71,325
Costs and expenses from operations:
Cost of goods sold (excludes depreciation and amortization)	72,164	31,526
Technology and operations	17,407	14,238
Sales and marketing	14,774	12,980
General and administrative	8,267	7,585
Depreciation and amortization	2,516	2,904
Other operating expenses, net	116	445
Total costs and expenses	115,244	69,678
Income from operations	7,087	1,647
Interest and other income, net	(1,103)	(1,141)
Income before provision for income taxes	8,190	2,788
Provision for income taxes	2,380	881
Net income	$5,810	$1,907
Basic income per common share	$0.19	$0.06
Diluted income per common share	$0.18	$0.06
Basic weighted average shares outstanding	30,642,438	30,605,475
Diluted weighted average shares outstanding	32,204,055	31,938,342

Liquidity Services and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(Dollars in Thousands)

	Three Months Ended December 31,
	2024	2023
Operating activities
Net income	$5,810	$1,907
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	2,516	2,904
Stock compensation expense	3,431	2,249
Inventory adjustment to net realizable value	32	—
Provision for doubtful accounts	33	101
Deferred tax expense	1,501	612
Gain on disposal of property and equipment	(8)	(14)
Changes in operating assets and liabilities:
Accounts receivable	(11,747)	64
Inventory	(3,151)	(3,266)
Prepaid taxes and tax refund receivable	(153)	358
Prepaid expenses and other assets	2,189	40
Operating lease assets and liabilities	(246)	(10)
Accounts payable	(6,638)	(6,757)
Accrued expenses and other current liabilities	(5,206)	(6,422)
Deferred revenue	(348)	(227)
Payables to sellers	(155)	(412)
Net cash used in operating activities	(12,140)	(8,873)
Investing activities
Purchases of property and equipment, including capitalized software	(1,818)	(1,731)
Purchase of short-term investments	(10,671)	(2,369)
Maturities of short-term investments	2,086	1,986
Other investing activities, net	(5)	31
Net cash used in investing activities	(10,408)	(2,083)
Financing activities
Common stock repurchases	(79)	(1,168)
Taxes paid associated with net settlement of stock compensation awards	(883)	(225)
Payments of the principal portion of finance lease liabilities	(24)	(26)
Proceeds from exercise of stock options, net of tax	114	127
Net cash used in financing activities	(872)	(1,292)
Effect of exchange rate differences on cash and cash equivalents	(1,106)	524
Net decrease in cash and cash equivalents	(24,526)	(11,724)
Cash and cash equivalents at beginning of period	153,226	110,281
Cash and cash equivalents at end of period	$128,700	$98,557
Supplemental disclosure of cash flow information
Cash paid (received) for income taxes, net	$692	$(117)
Non-cash: Common stock surrendered in the exercise of stock options	19	—